AMENDMENT NO. 3 TO
              RESTATED DIRECTORS' POST-RETIREMENT INCOME PLAN


     This Amendment No. 3 to the Restated Directors' Post-Retirement Income Plan of The Interlake Corporation, a Delaware corporation ("Company"), effective as of March 31, 1997,
                           W I T N E S S E T H:
     A. By a document captioned Restated Directors' Post-Retirement Income Plan dated as of May 29, 1986 (the "Restated Plan"), the Company:
(a) acknowledged that it had assumed the obligations of Interlake, Inc. under a Directors' Post-Retirement Income Plan of Interlake, Inc. (the "Original Plan"); (b) made certain amendments to said Original Plan; and
(c) restated the Original Plan, as so amended.
     B. At a meeting of the Board of Directors of the Company on February 26, 1987, at which a quorum of said Board of Directors was present, Amendment No. 1 was approved by all Company Directors in attendance. The effective date of said Amendment No. 1 was May 29, 1986.
     C. At a meeting of the Board of Directors of the Company on April 26, 1990, at which a quorum of said Board of Directors was present, Amendment No. 2 was approved by all Company Directors in attendance. Director Howard Hosbach was absent.
     D. At a meeting of the Board of Directors of the Company on February 27, 1997, at which a quorum of said Board of Directors was present, the amendment hereafter set forth was approved by all Company Directors in attendance.
NOW, THEREFORE,
1. The Restated Plan, as heretofore amended, is hereby further amended so that Section 2.1 thereof reads in its entirety as follows:
     "2.1 Participants. Each Company Director who is not an officer of the Company ("Outside Director") who retires from the Company's Board of Directors, with at least four years' continuous service as a Director of the Company (together with service as a Director of Interlake, Inc. for those Directors who transferred as Directors from Interlake, Inc. to the Company) shall be a Participant in the Plan. For the purposes of determining such four year period of service, concurrent service as a Director and an officer of the Company or of Interlake, Inc. shall be aggregated with service as an Outside Director. Notwithstanding any other provisions in this Plan, no Director shall become a Participant hereunder unless such Director was a Participant as of March 31, 1997."
2.   This Amendment shall be effective as of March 31, 1997.
     IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed and delivered.
                                   THE INTERLAKE CORPORATION

                                   By: /s/W. Robert Reum

                                        W. Robert Reum
                                        Chairman, President and
                                        Chief Executive Officer

                                  CONSENT

     The undersigned affected Director consents to the amendment and modification of Section 2.1 of the Restated Plan, as set forth in the above Amendment No. 3 to the Restated Plan.
                                        /s/John A. Canning, Jr.
                                        John A. Canning, Jr.